UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 17, 2014 (April 15, 2014)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

______(615) 614-4929_____
(Registrant's telephone number, including area code)

______Not Applicable______
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On April 17, 2014, Healthways, Inc. (the "Company") issued a press release announcing that the Company and Blue Cross Blue Shield of Minnesota ("BCBSMN") have agreed to resolve a former contractual dispute.  Under the terms of the agreement, the Company will pay BCBSMN in two separate installments: $4 million by the end of April 2014 and $5.5 million in January 2015, and BCBSMN has an option to receive discounts on Healthways well-being improvement services in lieu of the January 2015 payment.  The dispute with BCBSMN was described in the periodic reports filed by the Company with the Securities and Exchange Commission, including the Annual Reports on Form 10-K for the years ended December 31, 2010, 2011, 2012 and 2013 under the caption "Item 3—Legal Proceedings."
On April 15, 2014, in connection with the agreement to resolve the dispute with BCBSMN, the Company entered into a Fourth Amendment to the Fifth Amended and Restated Revolving Credit and Term Loan Agreement (the "Credit Agreement Amendment"), which amends the Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated June 8, 2012, as amended (the "Fifth Amended Credit Agreement"), among the Company, certain lenders, SunTrust Bank, as Administrative Agent, and certain other agents and arrangers. The Credit Agreement Amendment provides for an add-back to the consolidated EBITDA of the Company, which is used for purposes of calculating financial covenants under the Fifth Amended Credit Agreement, for the $9.4 million charge incurred as a result of the settlement of the Company's dispute with BCBSMN.
Item 2.02.  Results of Operations and Financial Condition.
On April 17, 2014, the Company issued a press release announcing that the Company and BCBSMN have agreed to resolve a former contractual dispute.  The dispute with BCBSMN was described in the periodic reports filed by the Company with the Securities and Exchange Commission, including the Annual Reports on Form 10-K for the years ended December 31, 2010, 2011, 2012 and 2013 under the caption "Item 3—Legal Proceedings."  As a result of the settlement, the Company will incur a charge of $9.4 million, or approximately $0.17 per share after tax, in the Company's first quarter 2014 financial results.  The Company has reaffirmed its 2014 financial guidance as issued and discussed on February 13, 2014, excluding the impact of the $9.4 million settlement charge.  A copy of the press release is attached hereto as Exhibit 99.1.
The information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 99.1	Press Release, dated April 17, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  April 17, 2014

EXHIBIT INDEX
Exhibit 99.1	Press Release, dated April 17, 2014